Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bear Lake Recreation, Inc. (the “Registrant”) on Form 10-Q for the period ending December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Wayne Bassham, Principal Executive Officer, and Todd Albiston, Principal Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	February 10, 2017	By:	/s/Wayne Bassham
Wayne Bassham, Principal Executive Officer

Date:	February10, 2017	By:	/s/Todd Albiston
Todd Albiston, Principal Financial Officer